Deanna White Appointed as Surf Air Mobility’s Chief Executive Officer

Ms. White has served as Surf Air Mobility’s Interim CEO & COO since May 2024, and had previously served as the Company’s CFO.

LOS ANGELES — December 10, 2024 — Surf Air Mobility Inc. (NYSE: SRFM) (“the Company”, “Surf Air”), a leading regional air mobility platform, announced today it has appointed Deanna White to the position of Chief Executive Officer & Chief Operating Officer, after having served as the Company’s Interim CEO & COO since May 2024. Ms. White also previously served as Surf Air Mobility’s Chief Financial Officer from May 2022 to December 2023.

“Deanna’s clear vision of the company’s future and her proven track record makes her perfectly suited to continue to lead Surf Air. Deanna has earned her appointment as Surf Air Mobility CEO & COO as the company continues to execute its Transformation Plan and works to bring its airline operations to profitability in the near term,” said Carl Albert, Chairman of Surf Air Mobility.

Ms. White brings years of aviation experience and commitment to transforming flight. She has served as COO at Kitty Hawk, where she led the business operations and commercialization of an R&D eVTOL aircraft program, which was sold to Boeing during her tenure and subsequently rebranded as Wisk Aero. She also served as CFO and CEO of Bombardier Flexjet, a global leader in private aviation, which was ultimately sold to Directional Aviation Capital.

“I’m honored to continue to lead this amazing team,” said Deanna White, CEO of Surf Air Mobility. “Becoming a profitable airline operation is the primary goal of the second phase of our Transformation Plan. I’m confident in our ability to reach that milestone in 2025 with a business that requires less capital to operate and a much strengthened balance sheet.”

About Surf Air Mobility

Surf Air Mobility is a Los Angeles-based regional air mobility platform and the largest commuter airline in the U.S. by scheduled departures as well as the largest passenger operator of Cessna Caravans in the U.S. In addition to its airline operations, Surf Air Mobility is currently developing an AI powered airline software operating system and is working toward certification of electric powertrain technology. Surf Air Mobility plans to offer our technology solutions to the entire regional air mobility industry to improve safety, efficiency, profitability and reduce emissions.

Forward-Looking Statements

This Press Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Surf Air’s implementation of its transformation strategy; Surf Air’s ability to anticipate the future needs of the air mobility market; future trends in the aviation industry, generally; Surf Air’s profitability and future financial results; and Surf Air’s balance sheet and liquidity. Readers of this release should be aware of the speculative nature of forward-looking statements. These statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company and reflect the Company’s current views concerning future events. As such, they are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among many others: Surf Air’s future ability to pay contractual obligations and liquidity will depend on operating performance, cash flow and ability to secure adequate financing; the dependence on third-party partners and suppliers for the components and collaboration in Surf Air’s development of electrified powertrains and its advanced air mobility software platform, and any interruptions, disagreements or delays with those partners and suppliers; the inability to execute business objectives and growth strategies successfully or sustain Surf Air’s growth; the inability of Surf Air’s customers to pay for Surf Air’s services; the inability of Surf Air to obtain additional financing or access the capital markets to fund its ongoing operations on acceptable terms and conditions; the outcome of any legal proceedings that might be instituted against Surf Air, the risks associated with Surf Air’s obligations to comply with applicable laws, government regulations and rules and standards of the New York Stock Exchange; and general economic conditions. These and other risks are discussed in detail in the periodic reports that the Company files with the SEC, and investors are urged to review those periodic reports and the Company’s other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, before making an investment decision. The Company assumes no obligation to update its forward-looking statements except as required by law.

Surf Air Mobility Contacts

Press: press@surfair.com

Investors: investors@surfair.com